Exhibit 99.1

Veritone Closes Acquisition of PandoLogic

Creates Leading AI + Human Capital Management SaaS Solutions for Intelligent Recruitment at Scale

DENVER (September 14, 2021) – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive enterprise AI operating system, announced today it has closed the acquisition of PandoLogic, Inc., a leading provider of intelligent hiring solutions.

Total consideration to be paid, on a cash and debt-free basis, is $150 million, payable in Veritone cash and stock, with performance earnouts through fiscal 2022. The acquisition is expected to be immediately accretive, with PandoLogic generating over $50 million in SaaS and related GAAP revenues and over $25 million of EBITDA on a pro forma 2021 basis.

As consistently validated by recent market surveys, finding qualified employees is a significant growth and operational problem for organizations, regardless of industry, size and market segment.  PandoLogic enables companies to recruit and hire quickly, at scale and with a level of personalized precision previously unattainable through its award-winning platform. The company's digital-first AI-based approach ensures productive collaboration across job candidates, hiring managers and recruiters. More than 150 Million job seekers have already benefited from PandoLogic's solutions.

"The acquisition of PandoLogic builds on the foundational strength of Veritone's organic growth and expands our addressable market with a new, diversified revenue stream,“ said Ryan Steelberg, president of Veritone, “Plus, we share the common vision of powering the future workforce through SaaS and AI, which will result in a new and innovative hiring experience for employers and job seekers."

PandoLogic President and CEO Terry Baker added, "Veritone's acquisition of PandoLogic is a significant advance in the adoption of AI across the human capital management industry. Being part of the Veritone family unlocks new growth and development opportunities from which our clients will benefit."

George LaRocque, market analyst and founder of WorkTech, commented, "Companies looking at AI and automation across the entire employee experience should note what this deal could mean for innovating their tech stack. The combination of PandoLogic's AI-powered recruitment platform, market expertise, and brand authority in talent and HR combined with the deep resources and technical depth of Veritone and its market-tested enterprise AI platform in a myriad of industries offers synergy with a distinctive competitive edge. Together, the sum of the parts may be greater than the whole for global customers."

About PandoLogic

PandoLogic is the leading recruitment marketing and conversational AI platform in North America. Its platform, pandoIQ, automates and optimizes job placements to help companies meet hiring needs while maximizing recruitment spend. Evaluating 100T job data points and making 7,000 micro-decisions per minute, pandoIQ eliminates inefficiencies and waste by reaching the right candidates at the right time via a single performance-based platform. One vendor, one source of truth, better results. Learn more at pandologic.com.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications simplify data management, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s expansive aiWARE™ operating system, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through its robust partner ecosystem and professional and managed services, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

To learn more, visit Veritone.com.

About the Use of Supplemental Non-GAAP Financial Information

This release includes non-GAAP financial measures of PandoLogic. Veritone defines EBITDA as net income before net interest, tax expense, depreciation, and amortization expenses. Veritone presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. This non-GAAP measure may not be indicative of the historical operating results of Veritone or predictive of potential future results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation and amortization of purchase accounting associated with the final closing of this transaction, the effect of which may be significant.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding Veritone's acquisition of PandoLogic, pro forma financial figures, potential synergies between Veritone and PandoLogic and expected business results of PandoLogic. Without limiting the generality of the foregoing, words such as "may,” "will,” "expect,” "believe,” "anticipate,” "intend,” "could,” "estimate" or "continue" or the negative other variations thereof our comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to various matters which are difficult or impossible to predict accurately and many of which are beyond the control of Veritone. Certain of such judgments and risks are discussed in Veritone's SEC filings. Although Veritone believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that their objectives or plans will be achieved. Veritone undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:

Brian Alger, CFA SVP, IR and Capital Markets (949) 386-4318 investors@veritone.com

Investor Relations Contact:

Kirsten Chapman LHA Investor Relations (415) 433-3777 veritone@lhai.com